Exhibit 10.58

Exclusive Business Support Agreement

This Exclusive Business Support Agreement (hereinafter “this Agreement”) is signed by and between the following parties on June 18th, 2012 in the PRC:

Party A:

Guangzhou Yitongtianxia Software Development Co., Ltd.

Address: No. 1- 6, Room 1501, No. 233, Tian Fu Road, Tianhe District, Guangzhou

Party B: VODone Datamedia Technology Co., Ltd.

Address:

Party A and Party B are hereinafter individually referred to as a “Party” and collectively the “Parties”.

Whereas,

(1)                                 Party A is a limited liability company incorporated in the People’s Republic of China (hereinafter “PRC”), and has experience and expertise in software development, communication technology development, network technical support and technology consultancy;

(2)                                 Party B is a limited liability company incorporated in the People’s Republic of China (hereinafter “PRC”), with its business focusing on providing technological support and commercial consulting services for its clients, including VODone Telemedia Co. Ltd. (hereinafter “Party B’s Client”) to whom it provides technical support and relevant services in connection with the internet map service business and mobile game operation business, especially the technical support and services for the development of mobile game products based on mobile positioning services (“Mobile Positioning Games”) and other relevant technical support and services (hereinafter “Party B’s Business”).

(3)                                 Party A agrees to take advantage of its human resources, technology and information to provide Party B with exclusive business support during the term of this Agreement so as to ensure the operation of Party B’s Business; and Party B agrees to accept the information, products and services provided by Party A or its designated party pursuant to the terms of this Agreement.

Now, therefore, after friendly consultation, the Parties reach an agreement as follows:

1.                                      Service Provision

1.1.                            Pursuant to the terms and conditions of this Agreement, Party B hereby appoints Party A as its exclusive service provider during the term of this Agreement to directly, or through its designated or entrusted third party, to provide business support for Party B in connection with Party B’s Business, which includes the requirement that Party A shall take advantage of its own technical and professional experience as required by Party B to (a) develop Mobile Positioning Games for Party B, (b) license Party B and/or Party B’s Client to use the software for Mobile Positioning Games developed by Party A and provide relevant technical materials for Party B, (c) update, amend and adjust the software for Mobile Positioning Games, (d) provide Party B with technical consultancy and support for any hardware (including any interface, system, network infrastructure, etc.) and the maintenance and improvement thereof required by the operation of Mobile Positioning Games, (e) provide Party B with other necessary technical support and services to assist Party B in constantly improving Mobile Positioning Games and providing Party B’s Client with satisfactory products and the relevant technical support and services (hereinafter “Business Support Services”). Party A hereby accepts the forgoing appointment by Party B.

1.2.                            Party B accepts the business support provided by Party A as described in Article 1.1. Party B further agrees that, during the term of this Agreement, Party B shall not accept any service and/or support from any third party which is identical with or similar to that of Party A, nor shall it establish any cooperation relationship with any third party which is identical with or similar to that with Party A in connection with the agreed matters herein, unless it has obtained prior written consent from Party A.

Party A and Party B agree that, during the term of this Agreement, Party A shall provide Party B with Business Support Services necessary for the development of Party’s Business, including directly providing Party B’s Clients with certain services anticipated or covered by this Agreement as specifically required or instructed by Party B.

2.                                      Service Fees and Relevant Arrangements

2.1.                            The Parties agree that the Service Fees that Party A should receive for its Business Support Service provided for Party B (“Service Fees”) shall be calculated and paid pursuant to the relevant supplementary agreement separately signed by the Parties thereafter.

3.                                      Intellectual Property Rights and Confidentiality

3.1.                            Party A shall have sole and exclusive rights and interests in and to any rights, titles, interests and all intellectual property rights (including but not limited to any copyrights, trademarks, software, technical secrets, trade secrets, etc.) arising from or created during the performance of this Agreement, whether developed by Party A, Party B or any relevant third party.

3.2.                            The Parties acknowledge and confirm that any oral or written materials exchanged with respect to this Agreement shall be confidential information. Each Party shall keep such materials confidential and, without prior written consent of the other Party, shall not disclose any relevant materials to any third party except that (a) the public is or becomes aware of such materials (not as a result of disclosure to the public by the recipient of such materials in breach of this Agreement at its own discretion); (b) such materials are required to be disclosed by the applicable laws or the rules or regulations of a stock exchange; or (c) such materials are required to be disclosed by either Party to its legal or financial counsel in connection with the transactions contemplated by this Agreement, and such legal or financial counsel must take similar confidentiality liabilities as provided hereby. If any staff member of or any agency engaged by either Party reveals such confidential information, it shall be deemed as revelation by such

Party and such Party shall assume breaching liabilities in accordance with this Agreement.

3.3.                            The Parties agree that this Clause shall survive any modification, rescission or termination of this Agreement.

4.                                      Representations and Warranties

4.1.                            Party A represents and warrants that:

4.1.1.                  Party A is a company duly established and validly existing pursuant to PRC laws;

4.1.2.                  Party A signs and performs this Agreement within its corporate power and business scope; it has taken necessary corporate actions and appropriate authorization and has obtained consents and approvals from the third party (if any) and the relevant governmental authority; it does not violate any laws and other restrictions which have binding effect or influence on it;

4.1.3.                  Upon duly execution, this Agreement shall constitute legal, effective and binding obligations on Party A and may be enforced against Party A.

4.2.                            Party B represents and warrants that:

4.2.1.                  Party B is a company duly established and validly existing pursuant to PRC laws;

4.2.2.                  Party A signs and performs this Agreement within its corporate power and business scope; it has taken necessary corporate actions and appropriate authorization and has obtained consents and approvals from the third party (if any) and the relevant governmental authority; it does not violate any laws and other restrictions which have binding effect or influence on it;

4.2.3.                  Upon duly execution, this Agreement shall constitute legal, effective and binding obligations on Party B and may be enforced against Party B.

5.                                      Effectiveness and Effective Term

5.1.                            This Agreement shall be signed and take effect on the date first written above. Unless earlier terminated pursuant to the provisions of this Agreement or other agreement reached by the Parties, the effective term of this Agreement shall be 50 years, provided that Party A and Party B shall review this Agreement once every 12 months as from the signing of this Agreement to determine whether this Agreement needs to be amended or supplemented to reflect the situations at that time.

5.2.                            With prior written confirmation by the Parties, the term of this Agreement can be extended prior to its expiration.

6.                                     Termination

6.1.                            This Agreement shall be terminated on the expiration date unless being renewed pursuant to this Agreement.

6.2.                            During the effective term of this Agreement, neither Party shall unilaterally early terminate this Agreement, unless one Party has gross negligence or fraud against the other Party.

6.3.                            The rights and obligations of both Parties under Clauses 3, 7, 8 and 9 shall survive the termination of this Agreement.

7.                                      Governing Law and Dispute Resolution

7.1.                            The entry into, effectiveness, interpretation, performance, amendment and termination of this Agreement and dispute resolution shall be governed by PRC law.

7.2.                            Any dispute arising from the interpretation and performance of this Agreement shall be resolved first through friendly consultation by the Parties hereto. If such dispute can not be resolved within 30 days after one Party gives the other Party a written notice requesting resolution through consultation, either Party may refer the relevant dispute to the China International Economic and Trade Arbitration Commission to be arbitrated pursuant to its arbitration rules then effective. The arbitration shall be conducted in Beijing and in Chinese. The arbitral award shall be final and binding on the Parties.

7.3.                            If any dispute arises from the interpretation and performance of this Agreement or any dispute is pending for arbitration, other than the disputed matters, the Parties hereto shall continue to exercise other rights and perform other obligations under this Agreement.

8.                                      Breaching Liabilities

8.1.                            If either Party breaches the provisions of this Agreement, the breaching party shall compensate the non-breaching party for the losses suffered by the non-breaching party.

8.2.                            Any waiver by the non-breaching party of the breaches by the breaching party shall only be effective if made in writing. Failure or delay to exercise any rights or remedies under this Agreement by the non-breaching party shall not constitute a waiver thereof by such non-breaching party; and partial exercise of any rights or remedies shall not prevent the non-breaching party from exercising other rights and remedies.

8.3.                            The effectiveness of this Clause shall survive the termination or rescission of this Agreement.

9.                                      Compensations

Party B shall indemnify and hold Party A harmless from any losses, damages, liabilities or expenses suffered by Party A as a result of any lawsuits, demands or other claims against Party A in connection with the consultancy and services provided by Party A upon Party B’s request, unless such losses, damages, liabilities or expenses are incurred as a result of Party A’s gross negligence or intentional misconduct.

10.                               Transfer of Agreement

Neither Party shall transfer its rights and obligations under this Agreement to any third party other than its affiliates (other than the situation set out in Article 1.1 hereof in which Party A is entitled to designate or entrust a third party pursuant to this Agreement to provide exclusive business support services) unless it obtains prior written consent from the other Party, the grant of which each Party guarantees shall not be unreasonably withheld or delayed.

10.1.                     If either Party (hereinafter “Transferor”) transfers its rights and obligations under this Agreement to its affiliate (hereinafter “Transferee”) and thereafter such Transferee ceases to be an affiliate of the Transferor due to any changes, the rights and obligations accepted by such Transferee from the transfer shall be returned to such Transferor or other affiliate thereof.

10.2.                     “Affiliate” refers to (1) with respect to a natural person, other natural person under the direct or indirect control of or the relative of the such natural person; and (2) with respect to a person other than a natural person, a company which is owned or controlled by Party A or Party B, owns or controls Party A or Party B, owns or controls a same company jointly together with Party A or Party B, or is under common ownership or control with Party A or Party B. Specifically, the affiliates of Party A include but not limited to all the shareholders of Party A and a company in which Party A has or controls shares.

11.                               Merger and Acquisition or Restructuring

Party A and Party B acknowledge that, during the effective term of this Agreement, either Party may be subject to merger and acquisition or restructuring (including but not limited to the equity and asset transfer from existing shareholders to other investors) due to the needs of business development. The Parties further acknowledge that as long as either Party is not deregistered or wound up in the course of the aforementioned merger and acquisition or restructuring, such merger and acquisition or restructuring shall not affect the effectiveness and binding effect of this Agreement.

12.                               Severability

If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable in any aspect pursuant to any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be effected or prejudiced in any aspect. Both Parties shall seek to replace such invalid, illegal or unenforceable provisions with valid provisions to the largest extent permitted by law and desired by the Parties through consultation in good faith, provided that the economic effect caused by such valid provisions shall be similar to that of those invalid, illegal or unenforceable provisions as much as possible.

13.                               Amendment and Supplement

The Parties may amend and supplement this Agreement by reaching an agreement in writing. The amendment agreement and supplementary agreement signed by the Parties in connection with this Agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

14.                               Language and Duplicates

This Agreement shall be prepared in Chinese in two copies, with each Party retaining one copy. Each copy shall have the same legal effect.

(The remainder of this page is intentionally left blank. Signatures appear on the following page.)

In Witness Whereof, the Parties have caused their authorized representatives to sign this Agreement on the date first written above.

Party A:

Guangzhou Yitongtianxia Software Development Co., Ltd.

Signature:	/s/ Wang Yongchao [Company Seal Affixed]

Name:

Position:

Party B: VODone Datamedia Technology Co., Ltd.

Signature:	/s/ [not clear] [Company Seal Affixed]

Name:

Position: